UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 11, 2010 (August 5, 2010)

Gilead Sciences, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-19731	94-3047598
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 Lakeside Drive Foster City, California	94404
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 574-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 11, 2010, Gilead Sciences, Inc. (the Company) sold an additional $150 million aggregate principal amount of 1.00% Convertible Senior Notes due 2014 (the Additional 2014 Notes) and an additional $150 million aggregate principal amount of 1.625% Convertible Senior Notes due 2016 (the Additional 2016 Notes and, together with the Additional 2014 Notes, the Additional Notes) to J.P. Morgan Securities, Inc., Goldman, Sachs & Co. and Leerink Swann LLC (collectively, the Initial Purchasers). The Additional Notes were issued upon the exercise by the Initial Purchasers of a 13-day option granted to them by the Company under a purchase agreement (the Purchase Agreement) entered into on July 26, 2010 by the Company and the Initial Purchasers. Pursuant to the Purchase Agreement, the Company previously sold $1.1 billion aggregate principal amount of 1.00% Convertible Senior Notes due 2014 (the 2014 Notes) and $1.1 billion aggregate principal amount of 1.625% Convertible Senior Notes due 2016 (the 2016 Notes and, together with the 2014 Notes, the Initial Notes). The total aggregate principal amount of Initial Notes and Additional Notes sold to the Initial Purchasers is $2.5 billion. The net proceeds to the Company from the sale of the Additional Notes, after deducting the Initial Purchasers’ discount and the estimated offering expenses payable by the Company, were approximately $295.5 million.

In connection with the sale of the Additional Notes, the Company entered into convertible note hedge transactions (the Purchased Call Options) with respect to its common stock, par value $0.001 per share (the Common Stock) with JPMorgan Chase Bank, National Association, London Branch and Goldman, Sachs & Co. (the Dealers). The Purchased Call Options cover, subject to customary anti-dilution adjustments, approximately 6.6 million shares of Common Stock at strike prices which correspond to the initial conversion prices of the Additional Notes. The Company paid an aggregate amount of approximately $50.9 million of the proceeds from the sale of the Additional Notes for the Purchased Call Options.

The Company also entered into separate warrant transactions whereby the Company has sold to the Dealers warrants to acquire, subject to customary anti-dilution adjustments, approximately 6.6 million shares of Common Stock (the Sold Warrants). Sold Warrants covering approximately 3.3 million shares of Common Stock will be exercisable and expire beginning in August 2014 and have an initial strike price of $56.763 (subject to adjustment). Sold Warrants covering approximately 3.3 million shares of Common Stock will be exercisable and expire in August 2016 and have an initial strike price of $60.102 (subject to adjustment). The Company received aggregate proceeds of approximately $22.9 million from the sale of the Sold Warrants.

The Purchased Call Options are generally expected to reduce the potential dilution with respect to the Common Stock upon the conversion of the Notes in the event that the value per share of the Common Stock, as measured under the relevant Purchased Call Options, is greater than the strike price of the relevant Purchased Call Options, which initially corresponds to the initial conversion price of the related Notes and is subject to adjustments similar to those applicable to the conversion price of the related Notes. Separately, to the extent that the market value per share of the Common Stock, as measured under the terms of the relevant Sold Warrants, exceeds the strike price of such Sold Warrants, the relevant Sold Warrants could have a dilutive effect.

We will not be required to make any cash payments to the Dealers upon the exercise of the Purchased Call Options, but we will be entitled to receive from the Dealers shares of Common Stock and/or, at our election to the extent we have made a corresponding election of a cash percentage with respect to the Notes, amounts of cash generally based on the amount by which the value per share of the Common Stock, as measured under the terms of the relevant Purchased Call Options, is greater than the strike price of such Purchased Call Options (which is initially equal to the initial conversion price of the related Notes) during the relevant valuation period under such Purchased Call Options. Additionally, if the value per share of the Common Stock, as measured under the terms of the relevant Sold Warrants, exceeds the strike price of such Sold Warrants, we will owe the Dealers shares of Common Stock or, subject to certain conditions, will settle with the Dealers in cash or a combination of cash and net shares, at our election, with the value of such shares of Common Stock, cash or combination of cash and net shares equal to such excess, as measured over the applicable valuation period.

The Notes, the underlying Common Stock issuable upon conversion of the Notes, the Sold Warrants and the underlying Common Stock issuable upon exercise of the Sold Warrants have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 11, 2010, the Company issued $150 million aggregate principal amount of the Additional 2014 Notes and $150 million aggregate principal amount of the Additional 2016 Notes. The Company offered and sold the Additional Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act.

The Additional 2014 Notes are governed by an indenture, dated as of July 30, 2010 (the 2014 Indenture), between the Company and Wells Fargo Bank, National Association, as trustee (the Trustee). The 2014 Indenture filed as Exhibit 4.1 to this report on Form 8-K is incorporated herein by reference; the descriptions of the 2014 Indenture and the Additional 2014 Notes in this report are summaries and are qualified in their entirety by the terms of the 2014 Indenture and Additional 2014 Notes, respectively. The Additional 2016 Notes are governed by an indenture, dated as of July 30, 2010 (the 2016 Indenture and, together with the 2014 Indenture, the Indentures), between the Company and the Trustee. The 2016 Indenture filed as Exhibit 4.2 to this report on Form 8-K is incorporated herein by reference; the descriptions of the 2016 Indenture and the Additional 2016 Notes in this report are summaries and are qualified in their entirety by the terms of the 2016 Indenture and the Additional 2016 Notes, respectively.

The Additional 2014 Notes will be convertible into cash and, if applicable, shares of Common Stock based on a conversion rate of 22.1845 shares of Common Stock per $1,000 principal amount of Additional 2014 Notes (which is equal to an initial conversion price of approximately $45.08 per share) and the Additional 2016 Notes will be convertible into cash and, if applicable, shares of Common Stock based on a conversion rate of 22.0214 shares of Common Stock per $1,000 principal amount of Additional 2016 Notes (which is equal to an initial conversion price of approximately $45.41 per share), in each case subject to adjustment, only under the following circumstances: (1) during any calendar quarter beginning after September 30, 2010 (and only during such calendar quarter), if the closing price of the Common Stock for at least 20 trading days in the 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is more than 130% of the applicable conversion price per share, which is $1,000 divided by the then applicable conversion rate; (2) if specified distributions to holders of the Common Stock are made or specified corporate transactions occur, in each case as set forth in the Indentures; and (3) during the last month prior to maturity of the applicable Additional Notes. Upon conversion, a holder will receive an amount in cash and, at the Company’s option as described in the Indentures, shares of Common Stock.

The Additional 2014 Notes will bear interest at a rate of 1.00% per year and the Additional 2016 Notes will bear interest at a rate of 1.625% per year, in each case payable semiannually in arrears in cash on May 1 and November 1 of each year, beginning on November 1, 2010. The Additional 2014 Notes and the Additional 2016 Notes will mature on May 1, 2014 and May 1, 2016, respectively.

The holders of the Additional Notes who convert their Additional Notes in connection with a change in control, as defined in the applicable Indenture, may be entitled to a make-whole premium in the form of an increase in the conversion rate. Additionally, in the event of a change in control, the holders of the Additional Notes may require the Company to purchase all or a portion of their Additional Notes at a purchase price equal to 100% of the principal amount of Additional Notes, plus accrued and unpaid interest, if any.

The Additional Notes will rank equal in right of payment to all of the Company’s other existing and future senior unsecured indebtedness, including indebtedness under the Company’s senior credit facility and the Company’s existing convertible notes, senior in right of payment to all of the Company’s existing and future subordinated indebtedness and effectively subordinated in right of payment to all of its subsidiaries’ obligations (including secured and unsecured obligations) and effectively subordinated in right of payment to its secured obligations to the extent of the assets securing such obligation.

The Notes and the underlying Common Stock issuable upon conversion of the Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Additional terms and conditions are summarized in Item 1.01 and are incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

On August 11, 2010, the Company sold $150 million aggregate principal amount of Additional 2014 Notes and $150 million aggregate principal amount of Additional 2016 Notes to the Initial Purchasers in a private placement pursuant to exemptions from the registration requirements of the Securities Act upon their exercise of a 13-day option granted to them by the Company under the Purchase Agreement. The net proceeds from the sale of the Additional Notes, after deducting the Initial Purchasers’ discount and the estimated offering expenses payable by the Company, were approximately $295.5 million. The Initial Purchasers received an aggregate commission of approximately $4.5 million in connection with the sale of the Additional Notes.

The Company offered and sold the Additional Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers then sold the Additional Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement.

The Notes and the underlying Common Stock issuable upon conversion of the Additional Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

On August 5, 2010, pursuant to the Sold Warrants, the Company agreed to sell warrants to acquire, subject to customary antidilution adjustments, approximately 6.6 million shares of Common Stock in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. Sold Warrants covering approximately 3.3 million shares of Common Stock will be exercisable and expire in August 2014 and have an initial strike price of $56.763. Sold Warrants covering approximately 3.3 million shares of Common Stock will be exercisable and expire in August 2016 and have an initial strike price of $60.102. The Company received aggregate proceeds of approximately $22.9 million from the sale of the Sold Warrants.

Additional information pertaining to the Additional Notes and the Sold Warrants is contained in Item 1.01 and is incorporated herein by reference.

Neither the Sold Warrants nor the underlying Common Stock issuable upon conversion of the Sold Warrants have been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

4.1	Indenture related to the Convertible Senior Notes, due 2014, dated as of July 30, 2010, between Gilead Sciences, Inc. and Wells Fargo Bank, National Association, as trustee (including form of 1.00% Convertible Senior Note due 2014) (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed on August 2, 2010)

4.2	Indenture related to the Convertible Senior Notes, due 2016, dated as of July 30, 2010, between Gilead Sciences, Inc. and Wells Fargo Bank, National Association, as trustee (including form of 1.625% Convertible Senior Note due 2016) (incorporated by reference to Exhibit 4.2 to the Company’s Form 8-K filed on August 2, 2010)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GILEAD SCIENCES, INC.

By:	/S/ ROBIN L. WASHINGTON
Name:	Robin L. Washington
Title:	Senior Vice President and
Chief Financial Officer

Dated: August 11, 2010

Exhibit Index

Exhibit No.	Description

4.1	Indenture related to the Convertible Senior Notes, due 2014, dated as of July 30, 2010, between Gilead Sciences, Inc. and Wells Fargo Bank, National Association, as trustee (including form of 1.00% Convertible Senior Note due 2014) (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed on August 2, 2010)

4.2	Indenture related to the Convertible Senior Notes, due 2016, dated as of July 30, 2010, between Gilead Sciences, Inc. and Wells Fargo Bank, National Association, as trustee (including form of 1.625% Convertible Senior Note due 2016) (incorporated by reference to Exhibit 4.2 to the Company’s Form 8-K filed on August 2, 2010)